Exhibit 32.1
                                  ------------



                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350, AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the annual report of Tels Corporation. (the "Company") on Form 10-KSB for the period ended as of September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") the undersigned in the capacity and on the date indicated below, hereby certifies that pursuant to 18 USC Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to his knowledge:

         1. The Registrant fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and the information contained in this Report presents in all material respects, the financial conditions and results of operations of the Company.


Dated:            April 28, 2004
                  /s/ Ron Wolfbauer, Jr.
                  Ron Wolfbauer Jr.
                  Chief Executive Officer/President/Chief Financial Officer Tels Corporation

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tels Corporation and will be retained by Tels Corporation and furnished to the Securities and Exchange Commission or its staff upon request.